Exhibit 4.3

R. J. REYNOLDS TOBACCO COMPANY

(as successor to Lorillard Tobacco Company, LLC (f/k/a Lorillard Tobacco Company))

as Issuer

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

(as successor to Lorillard, LLC (f/k/a Lorillard, Inc.))

REYNOLDS AMERICAN INC.

BRITISH AMERICAN TOBACCO P.L.C.

each, as a Guarantor

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated July 25, 2017

to Indenture dated June 23, 2009

THIS NINTH SUPPLEMENTAL INDENTURE (the “Ninth Supplemental Indenture”) is made the 25th day of July, 2017, among R. J. REYNOLDS TOBACCO COMPANY, a North Carolina corporation (the “Issuer”), R.J. REYNOLDS TOBACCO HOLDINGS, INC., a Delaware corporation (“RJR”), REYNOLDS AMERICAN INC., a North Carolina corporation and the direct or indirect parent company of the Issuer and RJR (“RAI”, and together with RJR, the “Existing Guarantors”), BRITISH AMERICAN TOBACCO P.L.C., a public limited company incorporated under the laws of England and Wales and the indirect parent company of the Issuer and the Existing Guarantors (the “New Guarantor”, and together with the Existing Guarantors, the “Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Existing Guarantors, the Issuer and the Trustee are parties to an Indenture, dated June 23, 2009, with the Trustee (the “Original Indenture”, and as amended, supplemented or otherwise modified on or prior to the date hereof, the “Indenture”) (all capitalized terms used in this Ninth Supplemental Indenture and not otherwise defined herein have the meanings assigned to such terms in the Indenture);

WHEREAS, the New Guarantor has determined that it is desirable and would be a direct benefit to the New Guarantor for it, along with the Issuer and the Existing Guarantors, to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor will unconditionally guarantee, on a joint and several basis with the Existing Guarantors, the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Section 515 of the Indenture), on all the Securities and the performance of every covenant of the Existing Guarantors with respect to such Guarantee to be performed or observed, other than with respect to Section 704 of the Indenture;

WHEREAS, pursuant to Section 901(12) of the Indenture, the Issuer, the Existing Guarantors (in the case of Guaranteed Securities) and the Trustee are permitted to execute and deliver this Ninth Supplemental Indenture to amend the Indenture, without the consent of any Holders of Securities, to, among other things, make any provisions with respect to matters arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect;

WHEREAS, the entry into this Ninth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Ninth Supplemental Indenture and to make it a valid and binding obligation of the Issuer and the Guarantors have been done or performed.

1

NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the foregoing premises, it is mutually covenanted and agreed as follows:

Section 1.    Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor, and will have all the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, other than for purposes of Section 704 of the Indenture, the obligations of which section shall only apply to RJR, and of Section 1301 of the Indenture, the references to (i) the Guarantee being substantially in the form of the Guarantee Agreement attached as Exhibit B of which shall not apply to the New Guarantor and (ii) the terms and conditions of Exhibit B being incorporated by reference in Article Thirteen of which shall not apply to the New Guarantor.

Section 2.    Guarantee. The New Guarantor hereby fully, unconditionally and irrevocably guarantees, on a joint and several basis with the Existing Guarantors, the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Section 515 of the Indenture), on all the Securities and the performance of every covenant of the Existing Guarantors with respect to the Guarantee and the Indenture to be performed or observed, other than with respect to Section 704 and, as set forth in Section 1 above, Section 1301 of the Indenture, subject in each case to the terms of the Indenture and the guarantee agreement referred to in Section 4 below.

Section 3.    Guarantee Agreement. To further evidence the New Guarantor’s guarantee of the Securities, the New Guarantor shall execute and deliver to the Trustee a guarantee agreement substantially in the form attached hereto as Exhibit A.

Section 4.     Securities. Each Global Security representing the Notes, with effect on and from the date hereof and subject to becoming operative as provided herein, shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Security consistent with the terms of the Indenture.

Section 5.    Trustee. The recitals and statements in this Ninth Supplemental Indenture are made by the Issuer and the Guarantors only and not by the Trustee, and the Trustee makes no representation as to the validity or sufficiency of this Ninth Supplemental Indenture (other than with respect to the due authorization, execution and delivery of this Ninth Supplemental Indenture by the Trustee). All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of each series of the Notes and of this Ninth Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 6.    Ratification of Indenture; Ninth Supplemental Indenture Part of Indenture. As amended and supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Original Indenture, as supplemented prior to the date hereof, and this Ninth Supplemental Indenture shall be read, taken and construed as one and the same instrument and all references to “Securities” in the Original Indenture shall be deemed to refer also to the Notes unless the context otherwise provides.

Section 7.    Governing Law. This Ninth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

2

Section 8.    Conflicts. In the event of a conflict between the terms and conditions of the Original Indenture, as supplemented prior to the date hereof, and the terms and conditions of this Ninth Supplemental Indenture, then the terms and conditions of this Ninth Supplemental Indenture shall prevail; provided that if and to the extent that any provision of this Ninth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included herein or in the Indenture by the Trust Indenture Act, such required provision shall control.

Section 9.    Successors. All covenants and agreements in this Ninth Supplemental Indenture by the parties shall bind their respective successors and assigns, whether so expressed or not.

Section 10.    Severability. In case any provision in this Ninth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired hereby.

Section 11.    Third Parties. Nothing in this Ninth Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, any benefit or any legal or equitable right, remedy or claim under this Ninth Supplemental Indenture.

Section 12.    Counterparts. This Ninth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 13.    Headings. The headings of the sections in this Ninth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 14.    Effectiveness; Operativeness. This Ninth Supplemental Indenture shall become effective upon the due execution and delivery of this Ninth Supplemental Indenture by the Issuer, the Guarantors and the Trustee.

(signature page follows)

3

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture dated July 25, 2017 to be duly executed.

Address:	R. J. REYNOLDS TOBACCO COMPANY
401 North Main Street
Winston-Salem, NC 27101
Fax No.: (336) 728-4495
Tel. No.: (336) 741-5162	By:	/s/ Daniel A. Fawley
Att’n.: Corporate Secretary	Name:	Daniel A. Fawley
	Title:	Treasurer

Address:	R.J. REYNOLDS TOBACCO HOLDINGS, INC.
401 North Main Street
Winston-Salem, NC 27101
Fax No.: (336) 728-4495
Tel. No.: (336) 741-5162	By:	/s/ Daniel A. Fawley
Att’n.: Corporate Secretary	Name:	Daniel A. Fawley
	Title:	Senior Vice President and Treasurer

Address:	REYNOLDS AMERICAN INC.
401 North Main Street
Winston-Salem, NC 27101
Fax No.: (336) 728-4495
Tel. No.: (336) 741-5162	By:	/s/ Daniel A. Fawley
Att’n.: Corporate Secretary	Name:	Daniel A. Fawley
	Title:	Senior Vice President and Treasurer

[Signature Page to Ninth Supplemental Indenture to Indenture dated June 23, 2009]

Address:	BRITISH AMERICAN TOBACCO P.L.C.
Globe House 4 Temple Place
London WC2R 2PG
United Kingdom	By:	/s/ Ben Stevens
Fax No.: +44 (0)20 7845 0555	Name:	Ben Stevens
Tel. No.: +44 (0)20 7845 1000	Title:	Finance Director
Att’n.: Company Secretary

[Signature Page to Ninth Supplemental Indenture to Indenture dated June 23, 2009]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
Trustee

By:	/s/ Richard Tarnas
Name:	Richard Tarnas
Title:	Vice President

[Signature Page to Ninth Supplemental Indenture to Indenture dated June 23, 2009]

EXHIBIT A

FORM OF GUARANTEE AGREEMENT